As filed with the Securities and Exchange Commission on September 26, 2025
Registration No.__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Apple Inc.
(Exact name of Registrant as specified in its charter)

California	94-2404110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Apple Park Way
Cupertino, California 95014
(Address of principal executive offices) (Zip Code)

Apple Inc. Deferred Compensation Plan
(Full title of the plan)

Katherine Adams
Senior Vice President, General Counsel and Secretary
Apple Inc.
One Apple Park Way
Cupertino, California 95014
(Name and address of agent for service)

(408) 996-1010
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering additional general unsecured obligations of Apple Inc. (the “Company” or the “Registrant”) to pay deferred compensation in the future in accordance with the terms of the Apple Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Company filed Registration Statements on Forms S-8 with the U.S. Securities and Exchange Commission (the “Commission”) on April 29, 2022 (File No. 333-264555) and August 23, 2018 (File No. 333-226986) (the “Prior Registration Statements”) relating to the Deferred Compensation Plan. This registration statement relates to securities of the same class as those registered under the Prior Registration Statements and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Deferred Compensation Plan. Pursuant to such instruction, the contents of the Prior Registration Statements are hereby incorporated by reference in and made part of this registration statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

Item 8.	Exhibits

Incorporated by Reference

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/ Period End Date

5.1*	Opinion of counsel as to legality of securities being registered.

23.1*	Consent of counsel (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page hereto).

99.1	Apple Inc. Deferred Compensation Plan.	S-8	4.1	08/23/2018

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on September 26, 2025.

Apple Inc.

By:	/s/ Kevan Parekh
Kevan Parekh
Senior Vice President, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katherine Adams and Kevan Parekh, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Timothy D. Cook	Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2025
TIMOTHY D. COOK

/s/ Kevan Parekh	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 26, 2025
KEVAN PAREKH

/s/ Chris Kondo	Senior Director of Corporate Accounting (Principal Accounting Officer)	September 26, 2025
CHRIS KONDO

/s/ Wanda Austin	Director	September 26, 2025
WANDA AUSTIN

/s/ Alex Gorsky	Director	September 26, 2025
ALEX GORSKY

/s/ Andrea Jung	Director	September 26, 2025
ANDREA JUNG

/s/ Arthur D. Levinson	Director and Chair of the Board	September 26, 2025
ARTHUR D. LEVINSON

/s/ Monica Lozano	Director	September 26, 2025
MONICA LOZANO

/s/ Ronald D. Sugar	Director	September 26, 2025
RONALD D. SUGAR

/s/ Susan L. Wagner	Director	September 26, 2025
SUSAN L. WAGNER